EXHIBIT 31.2
Rule 13a-14(a)/15d-14(a) Certification

I, Gordon Hutchins, Jr., certify that:

1.	I have reviewed this annual report on Form 10-K for the year ended December 31, 2015 of Fusion Telecommunications International, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 29, 2016	By:	/s/ GORDON HUTCHINS, JR.
Gordon Hutchins, Jr.
President, Chief Operating Officer, and Acting Chief Financial Officer